Exhibit 5.1
6 May 2009

China Cord Blood Services Corporation Cricket Square Hutchins Drive P. O. Box 2681 Grand Cayman KY1-1111 Cayman Islands	DIRECT LINE:852 2842 95302842 9588 E-MAIL:Richard.Hall@conyersdillandpearman.com OUR REF:M#873105 / D#295194 YOUR REF:

Dear Sirs,

China Cord Blood Services Corporation (the “Company”)

We have acted as special Cayman legal counsel to the Company in connection with the registration statement on form S-4 filed by Pantheon Arizona Corp. (“Pantheon”) under the United States Securities Act 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”) on or about May 6, 2009 (the “Registration Statement”) for, among other things, the re-domicile of Pantheon from Arizona to the Cayman Islands (the “Redomicile”), the acquisition by Pantheon, following the Re-domicile, of the shares of the Company (the “Acquisition”), the registration by Pantheon of 60,415,491 ordinary shares of par value US$0.0001 per ordinary share of Pantheon (the “Ordinary Shares”), being the 6,070,387 Ordinary Shares in issue immediately following the Re-domicile (the “Existing Ordinary Shares”) and the 54,345,104 Ordinary Shares to be allotted and issued to the shareholders of the Company on the completion of the Acquisition (the “New Ordinary Shares”) and the registration of Ordinary Shares, preference shares, par value US$0.0001 each (“Preference Shares” and, together with the Ordinary Shares, “Equity Securities”, which term includes any common shares or preference shares to be issued pursuant to the conversion, exchange or exercise of any other securities) or warrants (“Warrants”) of Pantheon Cayman (As defined below) following the Re-domicile.

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	the Registration Statement; and

(ii)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement.

The documents listed in items (i) and (ii) above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

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Conyers Dill & Pearman
China Stem Cells Holdings Limited
6 May 2009

We have also reviewed and relied upon the memorandum of association and the articles of association to be adopted by Pantheon on its continuation into the Cayman Islands (together, the “Constitutional Documents”), unanimous written resolutions of the board of directors of Pantheon (the “Board”) passed on May 6, 2009 (together, the “Minutes”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) that on the date of the issue of the Equity Securities or the Warrants (collectively, the “Securities”), Pantheon will be a company incorporated by way of continuation in the Cayman Islands (“Pantheon Cayman”) and Pantheon Cayman is, and after the issue of the Securities pursuant to the terms of the Documents  will be, able to pay its liabilities as they become due; (d) that Pantheon Cayman will have sufficient authorised capital to effect the issue of any of the Equity Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities; (e) that the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preference Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants), the issuance and sale thereof by Pantheon Cayman, and Pantheon Cayman’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in the Cayman Islands, (f) that all necessary corporate action will be taken to authorise and approve any issuance of Securities (including, if Preference Shares are to be issued, all necessary corporate action to establish one or more series of Preference Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of Pantheon Cayman and all other parties thereto, (g) that the applicable purchase, underwriting or similar agreement and any other agreement or other document relating to any Security will be valid and binding in accordance with its terms pursuant to its governing law; (h) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board, the Registration Statement (including the Prospectus and any applicable supplement thereto); (i) that, upon the issue of any Equity Securities, Pantheon Cayman will receive consideration for the full issue price thereof which shall be equal to at  least the par value thereof; (j) the capacity, power and authority of all parties other than Pantheon Cayman to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto; (k) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (l) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein; (m) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (n) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;  and (o) the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Documents in accordance with their respective terms.
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Conyers Dill & Pearman
China Stem Cells Holdings Limited
6 May 2009

The obligations of the Company under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c)  will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; and (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction.

“Non-assessability” is not a legal concept under Cayman Islands law, but when we describe the Ordinary Shares as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Ordinary Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the memorandum and articles of association after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Ordinary Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, Pantheon Cayman.
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Conyers Dill & Pearman
China Stem Cells Holdings Limited
6 May 2009

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.  This opinion is issued solely for the purpose of the filing of the Registration Statement and the allotment and issue of the New Ordinary Shares by the Company.

On the basis of and subject to the foregoing, we are of the opinion that when allotted and issued and paid for in the manner described in the Registration Statement and the Prospectus in connection with the acquisition of the Company by Pantheon Cayman, the New Ordinary Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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